EXHIBIT 21

SUBSIDIARIES OF THE CORPORATION

As of December 31, 2011

(Does not include inactive subsidiaries)

Name	State or other jurisdiction of organization
Bahco Bisov Svenska AB	Sweden
Blackhawk, S.A.	France
Creditcorp SPC, LLC	Wisconsin
Deville SA	France
Edsbyn Industri AB	Sweden
FE Bahco Tools	Belarus
Hangzhou Wanda Air Tools Co. Ltd.	China
Hangzhou Wanda Shiyue Tools Co. Ltd.	China
Hofmann Sopron Kft	Hungary
IDSC Holdings LLC	Wisconsin
JV Bahco Bisov	Belarus
Kapman AB	Sweden
Mitchell Repair Information Company, LLC	Delaware
New Creditcorp SPC,LLC	Wisconsin
NovGaro	Russia
OEConnection LLC	Delaware
OEConnection Manager Corp.	Delaware
Proco, S.L.	Spain
SN SecureCorp Dublin Limited	Ireland
SN SecureCorp Insurance Malta Limited	Malta
SN SecureCorp Sales Limited	United Kingdom
SNA-E (Argentina) S.A.	Argentina
SNA E (Australia) Pty Ltd.	Australia
SNA-E Chile Ltda.	Chile
SNA E Endustriyel Mamuller Ticaret Limited Sirketi	Turkey
SNA Europe (Benelux) B.V.	Netherlands
SNA Europe [Czech Republic] S.r.o.	Czech Republic
SNA Europe (Denmark) A/S	Denmark
SNA Europe (Finland) Oy	Finland
SNA Europe (France) SARL	France
SNA Europe Hungary Ltd.	Hungary
SNA Europe (Industries) SA	Portugal
SNA Europe (Industries) AB	Sweden
SNA Europe (Italia) SpA	Italy
SNA Europe (Norway) AS	Norway
SNA Europe – Poland Sp zo.o	Poland
SNA Europe [Rus] LLC	Russia
SNA Europe (Services) AB	Sweden
SNA Europe [Slovakia] S.r.o.	Slovakia
SNA Europe (Sweden) AB	Sweden
SNA Europe Iberia Holdings S.L.	Spain
SNA Europe Industries Iberia S.A.	Spain
SNA Europe SAS	France
SNA Europe SAS (HQ)	France
SNA Germany GmbH	Germany
SNA Solutions UK Ltd.	United Kingdom
Snap-on (Thailand) Company Limited	Thailand
Snap-on Africa (Proprietary) Limited	South Africa

118	SNAP-ON INCORPORATED

Name	State or other jurisdiction of organization
Snap-on Asia Manufacturing (Kunshan) Co. Ltd.	China
Snap-on Asia Manufacturing (Zhejiang) Co., Ltd.	China
Snap-on Asia Pacific Holding Pte. Ltd.	Singapore
Snap-on Business Solutions Inc.	Delaware
Snap-on Business Solutions India Private Limited	India
Snap-on Business Solutions Limited	United Kingdom
Snap-on Business Solutions Japan Company	Japan
Snap-on Business Solutions GmbH	Germany
Snap-on Business Solutions SRL	Italy
Snap-on Business Solutions SARL	France
Snap-on Business Solutions S.L.	Spain
Snap-on Capital Corp.	Delaware
Snap-on Credit Canada Ltd.	Ontario
Snap-on Credit LLC	Delaware
Snap-on do Brasil Comercio e Industria Ltda.	Brazil
Snap-on Equipment Europe Ltd.	Ireland
Snap-on Equipment France, S.A.	France
Snap-on Equipment GmbH	Germany
Snap-on Equipment Inc.	Delaware
Snap-on Equipment Ltd.	United Kingdom
Snap-on Equipment S.r.l.	Italy
Snap-on Europe Holding B.V.	Netherlands
Snap-on Finance B.V.	Netherlands
Snap-on Finance UK Limited	United Kingdom
Snap-on Global Holdings, Inc.	Delaware
Snap-on Holdings AB	Sweden
Snap-on Illinois Holdings LLC	Illinois
Snap-on Illinois Services LLC	Illinois
Snap-on Investment Limited	United Kingdom
Snap-on Logistics Company	Wisconsin
Snap-on Malta Limited	Malta
Snap-on Power Tools Inc.	Iowa
Snap-on SecureCorp Insurance Company Ltd.	Bermuda
Snap-on SecureCorp, Inc.	Wisconsin
Snap-on Tools (Australia) Pty. Ltd.	Australia
Snap-on Tools B.V.	Netherlands
Snap-on Tools China Trading (Shanghai) Co. Ltd.	China
Snap-on Tools Company LLC	Delaware
Snap-on Tools Hong Kong Limited	Hong Kong
Snap-on Tools International LLC	Delaware
Snap-on Tools Italia S.r.l.	Italy
Snap-on Tools Japan, K.K.	Japan
Snap-on Tools Korea Ltd.	Korea
Snap-on Tools of Canada Ltd.	Canada
Snap-on Tools Private Limited	India
Snap-on Tools Singapore Pte Ltd	Singapore
Snap-on Trading (Shanghai) Co., Ltd.	China
Snap-on U.K. Holdings Limited	United Kingdom
Snap-on/Sun de Mexico, S.A. de C.V.	Mexico
SOC SPV1, LLC	Delaware
Sun Electric Austria GmbH	Austria

2011 ANNUAL REPORT	119